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                                                                    EXHIBIT 23.1




                        Consent of Independent Auditors




We consent to the incorporation by reference in the Registration Statements (Form S-8) listed below of Trusted Information Systems, Inc. of our report dated March 2, 1998, with respect to the consolidated financial statements and schedule of Trusted Information Systems, Inc. included in this Annual Report (Form 10-K) for the year ended December 26, 1997.


         1)  No. 333-20311        1994 Stock Option Plan
         2)  No. 333-20313        Amended and Restated 1996 Stock Option Plan
         3)  No. 333-24849        Amended and Restated 1996 Directors' Stock
                                  Option Plan
         4)  No. 333-30971        1997 Employee Stock Purchase Plan




                                                           /s/ Ernst & Young LLP


Vienna, Virginia
March 18, 1998